UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8K
                                  CURRENT REPORT
                      Pursuant to Section 13 or 15 (d) of the
                          Securities Exchange Act of 1934

  Date of Report (date of earliest event reported):  April 30, 1998

                                  NAVIDEC, INC.
            (Exact name of registrant as specified in its charter)

  COLORADO                      0-29098                 33-0502730
  (State or other              (Commission             (Employer
  jurisdiction of               File Number)         Identification No.)
  incorporation)

              14 INVERNESS DRIVE, SUITE F-116, ENGLEWOOD, CO  80112
             (Address of principal executive offices)    (Zip Code)

  Registrant's telephone number, including area code: 303-790-7565


                                 NAVIDEC, INC.
                                  INDEX


  ITEM 5. OTHER EVENTS

            Private Placement Closing


  ITEM 7. FINANCIAL STATEMENTS

               Balance Sheets as of April 30, 1998 and December 31, 1997

               Statements of Operations, Four months ended April 30, 1998

               Statements of Cash Flows,
                 Four months ended April 31, 1998

               Notes to Financial Statements

  ITEM 5.  OTHER EVENTS

       On April 13, 1998 the Company closed a private offering with respect to
  99.75 Units. The Total gross proceeds received by the Company were $2,693,000 less commissions and non-accountable expenses totaling 13% for a net of $2,262,000. The Offering commenced on November 6, 1997 Navidec Inc. (the "Company") commenced a private offering of 100 units of its securities (the "Units"), each Unit consisting of 6,000 shares of Common Stock and 6,000 Common Stock Purchase Warrants. The financial statements, which are attached as Item 7, reflect the affect of this private placement on the Company's balance sheet.

  ITEM 7. - FINANCIAL STATEMENTS



                                NAVIDEC, INC.
                               ______________
                                BALANCE SHEETS
                               _______________
                                 NAVIDEC, INC.
                                 BALANCE SHEETS

                                        April 30,         December 31,
                                            1998                 1997
                                        (Unaudited)
  ASSETS
  CURRENT ASSETS:
  Cash and cash equivalents              $819,000           $369,000
  Accounts Receivable:
    Trade net of $50,000
      allowance for doubtful
      accounts                           $847,000           $726,000
  Retainage                                                  $21,000
  Cost and estimated earnings
      in excess of billing               $369,000           $106,000
  Notes Receivable                        $45,000            $60,000
  Inventory                              $363,000           $549,000
  Prepaid expenses and
      other current assets               $113,000            $86,000
                                    ______________      _______________
  Total current assets                 $2,555,000         $1,917,000

  PROPERTY AND EQUIPMENT, net            $720,000           $713,000


  OTHER ASSETS

  Restricted certificate
      of deposit                         $300,000           $300,000
  Intangibles, net                        $84,000           $169,000
                                   ________________    ________________
  Total Assets                         $3,659,000         $3,099,000
                                   ================    ================



                        LIABILITIES AND STOCKHOLDERS  EQUITY
  CURRENT LIABILITIES
  Current portion of
      capital lease obligations           $37,000            $37,000
  Notes payable                           $63,000            $63,000
  Accounts payable                       $481,000           $778,000
  Payable to factor                      $125,000           $190,000
  Other accrued liabilities              $163,000           $171,000
                                   _________________    _______________
  Total current liabilities              $870,000         $1,239,000


  CAPITAL LEASE OBLIGATIONS,
  net current portion                     $94,000            $95,000


  NOTES PAYABLE,
  net current portion                    $195,000           $215,000

  STOCKHOLDERS  EQUITY

  Common stock, no par value;
   20,000,000 shares authorized
   3,301,000 and 3,201,000 shares
   issued and outstanding              $8,311,000         $6,768,000
  Accumulated deficit                  (5,812,000)        (5,218,000)
                                     _______________    _______________
  Total stockholders
    equity (deficit)                   $2,500,000         $1,550,000
  TOTAL LIABILITIES and
  STOCKHOLDERS  EQUITY                 $3,659,000         $3,099,000
                                     ===============    ================


               See accompanying notes to these financial statements.


                                     NAVIDEC, INC.
                               STATEMENTS OF OPERATIONS


                                  For the Four Months
                                  Ended April 30,1998


  NET SALES                                             $2,341,000
     Cost of Sales                                      $1,426,000
                                                      ________________
  GROSS MARGIN                                            $915,000

     Operating Expenses                                 $1,479,000

  OPERATING INCOME (LOSS)                                $(564,000)

  OTHER INCOME (EXPENSES)
     Interest, net                                        $(29,000)
     Other                                                 $     0
                                                       _______________

    Other, net                                            $(29,000)

  NET INCOME (LOSS)                                      $(593,000)
                                                      ================


  NET LOSS PER SHARE                                        $ (.17)

  WEIGHTED AVERAGE COMMON SHARES
  AND EQUIVALENTS OUTSTANDING                            3,385,000


               See accompanying notes to these financial statements.


                                    NAVIDEC, INC.
                               STATEMENTS OF CASH FLOWS

                            FOR THE FOUR MONTHS ENDED
                                  April 30, 1998
                                      (Unaudited)



  Cash flows from operating activities
  Net Loss                                               $(593,000)

  Adjustments to reconcile net
     loss to net cash used
     by operating activities:

   Depreciation and amortization                          $266,000

   Changes in operating
     assets and liabilities

   Decrease (increase) in accounts
     receivable                                          $(100,000)
   Decrease (increase) in costs
     and estimated earnings                              $(263,000)
   Decrease (increase) in inventory                       $186,000
   Decrease (increase) in prepaid expenses                $(27,000)
   Increase (decrease) in accounts payable               $(297,000)
   Increase (decrease) in accrued expenses                 $(8,000)

  Net cash provided by (used in)
     operating activities                                $(836,000)

  Cash flows from investing activities:

   Purchases of fixed assets                             $(186,000)

  Cash flows from financing activities:
    Proceeds from sale of Accounts receivable             $494,000

    Payments on Notes Payable/Lease Payable              $(580,000)

    Decrease (increase) in notes receivable                $15,000

    Issuance of common stock                            $1,543,000

  Net cash provided by (used in)
     financing activities                               $1,472,000

  Net increase in cash                                    $450,000




                 See accompanying notes to these financial statements.


                             NOTES TO FINANCIAL STATEMENTS


  Unaudited Financial Statements
  The unaudited financial statements and related notes to the financial statements presented herein have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission.
  Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations. The accompanying financial statements were prepared in accordance with the accounting policies used in the preparation of the Company's audited financial statements included in its Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997, and should be read in conjunction with such financial statements and notes thereto.

  In the opinion of management, all adjustments (consisting only of normal recurring adjustments) which are necessary for a fair presentation of operating results for the interim period presented have been made.

  Stockholders' Equity
  Public Stock Offering - On February 14, 1997, the Company completed an initial public stock offering of 1,000,000 Units (comprised of 1,000,000 shares of common stock and warrants for the purchase of 1,000,000 shares of common stock) which provided gross proceeds to the Company of approximately $4,555,000. Simultaneous with the offering convertible debenture holders converted $1,438,000 in convertible notes into common stock and warrants. Included in the 1,000,000 Units are 245,000 shares of common stock offered by the holders of the unsecured subordinated convertible promissory notes. Each warrant allows the holder to purchase one share of common stock at an exercise price of $7.20 for a period of five years after the date of the offering. The warrants are redeemable by the Company at $.05 per warrant upon 30 days notice if the market price of the common stock for 20 consecutive trading days within the 30-day period preceding the date the notice is given equals or exceeds $8.40. The Company also sold to the underwriter at the close of the public offering underwriters warrants, at a price of $0.001 per warrant, to purchase 100,000 shares of common stock exclusive of the over-allotment. The underwriters warrants are exercisable for 4 years beginning in February 1998 at $7.38 per share.

  Stock Split - During 1996, the Company declared a 1 for 2 reverse stock split and 510.2041 to 1 stock split. The Company also declared a .85 for 1 reverse stock split which became effective upon the initial public offering in February 1997. All common stock reflected in the financial statements and accompanying notes reflect the effect of the split and reverse split.

  Private Placement   The Company recently completed a private placement.  The
  offering provided for a maximum amount of $2,700,000 with no minimum consisting of a maximum of 600,000 units (comprised of one share of common stock and one warrant) at $4.50 per unit. Each warrant allows for the holder to purchase one share of common stock at an exercise price of $7.20 for a period extending though February 10, 2002. The warrants are redeemable by the Company at $.05 per warrant upon 30 days notice if the market price for 20 consecutive trading days within the 30-day period preceding the date the notice is given equals or exceeds $8.40. The Company is required by the terms of the placement agreement to register the common shares and the common shares underlying the warrants within 45 day of filing the Company's 10-KSB for the year ended December 31, 1997. Offing costs associated with the private placement include underwriting commissions and non-accountable expenses totaling 13% of proceeds, as well as placement agent warrants to purchase units for 5 years from the date of closing at $4.50 per unit. In addition, the Company has agreed to issue any broker or registered agent who places four or more placement units (consisting of 6,000 units or $27,000 each) on broker warrant for each $20 sold at a price of $4.50. As of April 13, 1998, the Company had closed on the private placement for a total of $2,693,000 net of offering costs of $429,000. No warrants had been issued to brokers or registered representatives as of April 30, 1998.

  Notes Payable
  Notes payable at April 30, 1998, consists of the following:

  Note payable to a bank, interest at prime
  plus 1/2% (8.75% as of April 30, 1998)
  and principal payments of $5,000 payable
  monthly with remaining principal paid
  upon maturity in June 2002, collateralized
  by a CD owned by the company.                           $255,000

  Note payable to officer/director /shareholder,
  principal along with interest at 10% per annum
  due on December 31, 1998.                                $ 4,000

  SIGNATURES


  In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                  NAVIDEC, INC.



  Date:  May 19, 1998

                          By    /S/ RALPH ARMIJO
                                Ralph Armijo
                                President and CEO


                        By      /S/ PAT MAWHINNEY
                                Pat Mawhinney
                                Chief Financial Officer